Exhibit 3.5

Québec

CERTIFICATE OF AMENDMENT

Companies Act, Part IA
(R.S.Q., c. C-38)

I hereby certify that the company

ALIMENTATION COUCHE-TARD INC.

amended its articles on September 8, 1995 pursuant to Part IA of the Companies Act, as set forth in the articles of amendment annexed hereto.

Filed in the register on September 11, 1995
under number 1140710543

[Signed] Alfred Vaillancourt

Interim Inspector General of Financial Institutions

Government of Québec	C-215 (Rev. 12-93)
Inspector General	IG91-A001
of Financial Institutions	Form 5
ARTICLES OF AMENDMENT
Companies Act, R.S.Q., c. C-38
Part 1A

1	Corporate name

ALIMENTATION COUCHE-TARD INC.

2	Current address of the company

	1600	St-Martin Blvd. East, Tower B, Suite 280
	No.	Street name

Laval
Municipality

	Québec, Canada	H7G 4S7
	Province	Postal code

3	☐ Motion filed pursuant to section 123.140 et seq. of the Companies Act

4	The articles of the company are amended as follows:

Item 5 of the articles of amalgamation of the Company dated May 1, 1988, as amended by articles of amendment of the Company dated December 15, 1994, is amended as follows:

Schedule 1 annexed hereto forms an integral part hereof.

5	Effective date if different from the filing date (see instructions)	6 Corporate name (or registration number) prior to the amendment, if different from that mentioned in box 1

N/A

If the space is insufficient, add a schedule in duplicate.

Signature of the authorized director		[signed] illegible
Richard Fortin

For use by the department

GOVERNMENT OF QUÉBEC FILED ON 08 SEP. 1995 INSPECTOR GENERAL OF FINANCIAL INSTITUTIONS

SCHEDULE 1

1.                                       The multiple voting shares mentioned in this schedule are redesignated “class “A” multiple voting shares”;

2.                                       The subordinate voting shares mentioned in this schedule are redesignated “class “B” subordinate voting shares”;

3.                                       As of the date indicated on the certificate of amendment of the Inspector General of Financial Institutions evidencing the amendments set forth in By-Law No. 1995-1, the share certificates for the multiple voting shares and the share certificates for the subordinate voting shares of the Company which are currently outstanding shall, respectively, represent the class “A” multiple voting shares and the class “B” subordinate voting shares of the share capital of the Company, until the said share certificates are replaced in the ordinary course.

4.                                       Section 3.3 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“No split, reorganization, reclassification or other amendment to the class “A” multiple voting shares or the class “B” subordinate voting shares may take place unless, at the same time, the class “B” subordinate voting shares or the class “A” multiple voting shares, as the case may be, are split, reorganized, reclassified or amended in the same manner.”

5.                                       Section 3.5 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“3.5         The Company may not issue class “A” multiple voting shares except to proceed with the issuance of class “A” multiple voting shares upon the exercise of options granted before the date of filing of these amendments to the share capital of the Company.”

6.                                       Subsection 3.6.1 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“3.6.1      “Affiliate” of any designated person shall mean any other person who, directly or indirectly, controls such designated person or is controlled by such designated person or is under the same direct or indirect control; for purposes of this definition, “control”, when used in connection with any designated person, shall mean direct control through ownership of at least 90% of the voting rights and at least 50% of the equity shares or other securities or indirect control through or by reason of a trust, contract or ownership of securities of any other legal person, or otherwise; the word “controlled” shall have the corresponding meaning.”

7.                                       Subsection 3.6.4 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“3.6.4      “Majority Holder” shall mean, on a given date, one or more of the following persons, namely Alain Bouchard, Richard Fortin, Jacques d’Amours and Réal Plourde, but only until the occurrence of the earliest of the following events: (i) the date on which the last person from among Alain Bouchard, Richard Fortin, Jacques d’Amours and Réal Plourde reaches the age of 65; (ii) the date on which one or more of the aforementioned persons shall cease to hold, directly or indirectly, in any manner whatsoever (including, without limiting the generality of the foregoing, through intermediary bodies corporate or trusts), shares of the share capital of the Company conferring more than 50% of the voting rights attaching to all the outstanding voting shares of the Company. Every document or certificate to be signed by the Majority Holder for purposes of this Article shall be properly signed if it is signed either by Alain Bouchard, Richard Fortin, Jacques D’Amours or Réal Plourde or, failing same, by one of their duly authorized representatives.”

8.                                       Paragraph (a) of subsection 3.6.6. of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“(a)         a bid made by an offeror who is exempt from the application of Chapters III and IV of Title IV of the Securities Act (Québec), excluding a bid made through the facilities of a recognized stock exchange which is not a normal course issuer bid, provided that if the provisions of section 123 of the Securities Act (Québec) apply, the price

2

falls within a variation margin of fifteen percent (15%) (or any other percentage determined by the Securities Act (Québec)) in relation to the lesser of the average market price of the class “A” multiple voting shares and the class “B” subordinate voting shares established in accordance with the method prescribed by the regulation adopted under the Securities Act (Québec) where:

(i)                                     the offeror is not one of the Majority Holders;  or

(ii)                                  if the offeror is one of the Majority Holders, the bid contemplates shares which are not held by one of the Majority Holders.”

9.                                       Section 3.12 of Schedule 1 to the articles of amendment is amended by adding the words “which are fully paid and non-assessable” at the end.

10.                                 Section 3.13 of Schedule 1 to the articles of amendment is amended by adding the word “outstanding” before the words “subordinate voting share” in the second line and by adding the following sentence after the last sentence: “However, upon the expiry of the Bid, the holder of a class “B” subordinate voting share which has been converted into a class “A” multiple voting share solely for the purpose of accepting the Bid (the “Converted Shares”) shall be deemed to have chosen to convert the Converted Shares, whether or not they have been acquired, into class “B” subordinate voting shares such that the number of class “A” multiple voting shares and the number of class “B” subordinate voting shares outstanding upon the expiry of the Bid shall be the same as before the Bid.”.

11.           Section 3.19 of Schedule 1 to the articles of amendment is repealed.

12.                                 Section 3.21 of Schedule 1 to the articles of amendment is amended by deleting all the words following the words “section 3.34” in the fourth line until the end of the section.

13.                                 Section 3.26 of Schedule 1 to the articles of amendment is repealed.

14.                                 Section 3.27 of Schedule 1 to the articles of amendment is amended by adding the following words at the end: “which are fully paid and non-assessable”.

15.                                 Sections 3.31, 3.32 and 3.33 of Schedule 1 to the articles of amendment are amended by replacing each occurrence of the word “holders” with the word “holders”

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[TRANSLATOR’S NOTE: The change made in the French version (changing the word “porteurs” to the word “détenteurs”) does not really make sense in the English version since the translation of both “porteurs” and “détenteurs” is “holders”. However, I have translated section 15 literally just to give an indication of what it states.].

16.                                 Section 3.34 of Schedule 1 to the articles of amendment is amended by removing the words “and the subordinate voting shares” in the seventh and eighth line.

17.                                 Schedule 1 to the articles of amendment is amended by added new section 3.36 as follows:

“3.36       In the event of a normal course issuer bid made by the Company in accordance with the provisions of section 147.2 of the Securities Act (Québec), the Company shall cause the bid to be made for such percentage of class “B” subordinate voting shares which is at least equal to the percentage of class “A” multiple voting shares. Furthermore, the price paid for the class “A” multiple voting shares shall not, at any time, exceed 115% of the market price for the most recent free trade of a board lot of class “B” subordinate voting shares, in which case the Company shall suspend its normal course issuer bid for the class “A” multiple voting shares until the price to be paid for the class “A” multiple voting shares is lower than 115% of the market price for the most recent free trade of a board lot of class “B” subordinate voting shares.”

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Québec

CERTIFICATE OF AMENDMENT

Companies Act, Part IA
(R.S.Q., c. C-38)

I hereby certify that the company

ALIMENTATION COUCHE-TARD INC.

amended its articles on December 15, 1994 pursuant to Part IA of the Companies Act, as set forth in the articles of amendment annexed hereto.

Filed in the register on January 27, 1995
under number 1140710543

[Signed] Alfred Vaillancourt

Interim Inspector General of Financial Institutions

Government of Québec	C-215 (Rev. 12-93)
Inspector General	IG91-A001
of Financial Institutions	Form 5
ARTICLES OF AMENDMENT
Companies Act, R.S.Q., c. C-38
Part 1A

1	Corporate name

ALIMENTATION COUCHE-TARD INC.

2	Current address of the company

	1600	St-Martin Blvd. East, Tower B, Suite 280
	No.	Street name

Laval
Municipality

	Québec	H7G 4S7
	Province	Postal code

3	☐ Motion filed pursuant to section 123.140 et seq. of the Companies Act

4	The articles of the company are amended as follows:

Item 5 of the articles of amalgamation of the Company dated May 1, 1988 is amended as follows:

Schedule 1 annexed hereto forms an integral part hereof.

5	Effective date if different from the filing date (see instructions)	6 Corporate name (or registration number) prior to the amendment, if different from that mentioned in box 1

	N/A	ACTIDEV INC.

If the space is insufficient, add a schedule in duplicate.

Signature of the authorized director		[signed] illegible
Richard Fortin

For use by the department

Government of Québec Filed on 15 DEC. 1994 Inspector General of Financial Institutions

SCHEDULE I

Schedule I of the articles of amalgamation of ACTIDEV INC. dated May 1, 1988 is amended as follows:

I.                                         First-ranking preferred shares issuable in series and second-ranking preferred shares issuable in series are hereby created, each class having an unlimited number.

II.                                     An unlimited number of no par value multiple voting shares are hereby created.

II.                                     An unlimited number of no par value subordinate voting shares are hereby created.

IV.                                 The no par value common shares of the authorized share capital of the Company which are currently issued and outstanding are hereby converted into no par value multiple voting shares on the basis of one issued and outstanding common share per multiple voting share.

V.                                     The common shares of the authorized share capital of the Company, of which no shares will be issued and outstanding after the conversion of the common shares into multiple voting shares, are hereby cancelled.

VI.                                 Holders of common shares issued by the company before this amendment shall, upon delivery of certificates representing such shares, be entitled to receive new share certificates for the multiple voting shares, unless such shares have been cancelled, as the case may be.

SUCH THAT, after a certificate of amendment ratifying these articles of amendment has been obtained, the authorized share capital of the Company shall henceforth be comprised of an unlimited number of first-ranking preferred shares issuable in series, an unlimited number of second-ranking preferred shares issuable in series, an unlimited number of multiple voting shares and an unlimited number of subordinate voting shares, of which only 8,095,809 multiple voting shares shall be issued and outstanding as fully paid and non-assessable.

The rights, privileges, conditions and restrictions attaching, respectively, to the first-ranking preferred shares issuable in series, the second-ranking preferred shares issuable in series, the multiple voting shares and the subordinate voting shares shall be as follows:

1.             FIRST-RANKING PREFERRED SHARES

As a class, the no par value first-ranking preferred shares (hereinafter referred to as the “first-ranking preferred shares”), shall have the following rights, privileges, conditions and restrictions:

1.1                                 The first-ranking preferred shares may be issued in one or more series, with each series having such designation and such number of first-ranking preferred shares as may be determined by the board of directors of the Company prior to their issuance.

1.2                                 Subject to the following provisions and subject to the provisions of the Companies Act, the board of directors of the Company shall, prior to the issuance of the first-ranking preferred shares of each series, establish the rights, privileges, conditions and restrictions attaching to the first-ranking preferred shares of that series, including, without limiting the generality of the foregoing:

(i)                                     the rate, amount or method for calculating the dividends, which dividends may be fixed or variable, cumulative or non-cumulative, payable in cash, in kind or in shares of the Company, the currency or currencies for payment of the dividends if they are payable in cash, the date or dates as well as the location of payment of the dividends and the date or dates as of which such dividends shall accrue;

(ii)                                  if applicable, the right of the Company to purchase or redeem the first-ranking preferred shares of that series, as well as the purchase or redemption price or the method for calculating such price and the terms and conditions of such purchase or redemption;

(iii)                               if applicable, the right of holders of first-ranking preferred shares of that series to force the Company to purchase or redeem their shares, the purchase or redemption price or the method for calculating such price and the terms and conditions of such purchase or redemption;

(iv)                              if applicable, the provisions relating to the right of holders of first-ranking preferred shares of that series to offer their shares for sale to the Company and to force the Company to effect the purchase; and

(v)                                 if applicable, the right to convert or exchange first-ranking preferred shares;

the whole, subject to the articles of amendment establishing the rights, privileges, conditions and restrictions attaching to the first-ranking preferred shares of that series and subject to the issuance of a certificate of amendment giving effect thereto.

1.3                                 As regards the payment of dividends, the first-ranking preferred shares shall have priority over the second-ranking preferred shares, the multiple voting shares, the subordinate voting shares and the other classes of shares ranking after the first-ranking preferred shares and no dividend (except for a dividend payable in second-ranking preferred shares, multiple voting shares, subordinate voting shares or shares of another class of shares ranking after the first-ranking preferred shares of the Company) shall be declared, paid or set aside for payment on the second-ranking preferred shares, the multiple voting shares, the subordinate voting shares or the shares of another class of shares of the Company ranking after the first-ranking preferred shares, and the Company shall not purchase or call for redemption a number of first-ranking preferred shares which is lower than the total number of first-ranking preferred shares then outstanding, second-ranking preferred shares, multiple voting shares, subordinate voting shares and any other shares of the Company ranking after the first-ranking preferred shares, (i) unless, on the date such purchase or call for redemption is declared, all cumulative dividends, including the dividend for the most recent complete period for which such cumulative dividends are payable, have been declared and paid or set aside for payment to each series of first-ranking preferred shares with a cumulative dividend then issued and outstanding and, (ii) unless all declared and unpaid non-cumulative dividends have been paid or set aside for payment to each series of first-ranking preferred shares with a non-cumulative dividend then issued and outstanding.

1.4                                 Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, holders of first-ranking preferred shares shall have the right to receive the following before any amount is paid or any assets of the Company are distributed to the holders of second-ranking preferred shares, the holders of multiple voting shares, the holders of subordinate voting shares or the holders of any other class of shares of the Company ranking after the first-ranking preferred shares,

(i)                                     the amount of the Company’s stated capital account for the said first-ranking preferred shares as well as, with respect to first-ranking preferred shares with a cumulative dividend, all unpaid cumulative dividends (which dividends shall, for such purposes, be calculated as if such dividends had accrued from day to day since the expiry of the most recent period for which cumulative dividends were paid up to and including the distribution date) and, with respect to first-ranking preferred shares with a non-cumulative dividend, all declared and unpaid non-cumulative dividends,

(ii)                                  if the dissolution, winding-up or distribution is carried out voluntarily, an additional amount equal to the premium, if any, which would have been payable upon the redemption of such first-ranking preferred shares if the Company had called for their redemption on the distribution date or, if the said first-ranking preferred shares could not have been redeemed on that date, an additional amount equal to the highest premium, if any, which could have been paid upon the redemption of such first-ranking preferred shares.

Once the amounts so payable to holders of first-ranking preferred shares have been paid to them, such holders shall not have the right to participate in any other distribution of the Company’s assets.

1.5                                 The first-ranking preferred shares of each series shall rank equally with the first-ranking preferred shares of all other series as regards the payment of dividends and the distribution of assets upon the dissolution or winding-up of the Company or upon any other distribution of the Company’s property among its shareholders with a view to winding-up its affairs, provided, however, that if the assets are insufficient to fully pay all amounts owed on all the first-ranking preferred shares, the assets shall be distributed pro rata among the holders of first-ranking preferred shares then outstanding, in accordance with their respective rights, first for the repayment of the amount of the Company’s stated capital account for the first-ranking preferred shares of each series and for the payment of the premium on capital, if applicable, then for the payment of accrued but unpaid cumulative dividends and declared but unpaid non-cumulative dividends.

1.6                                 Save as specifically provided for hereinbelow or as provided for in the Companies Act, holders of first-ranking preferred shares shall not be entitled to receive notices of meetings of shareholders of the Company, attend same or vote thereat.

1.7                                 Unless the holders of first-ranking preferred shares, acting as a class, provide their prior approval in accordance with the following terms and conditions (in addition to the approvals which may be required under the Companies Act), the Company shall not: (i) create or issue shares ranking prior to the first-ranking preferred shares, nor (ii) create or issue any new series of first-ranking preferred shares or shares ranking equally with the first-ranking preferred shares, except if, on the date of the creation or issuance, all the cumulative dividends, including the dividend for the most recently elapsed period for which such cumulative dividends are payable, have been declared or paid or set aside for purposes of distribution with respect to each series of first-ranking preferred shares with a cumulative dividend issued and outstanding on that date, or if all declared but unpaid non-cumulative dividends have been paid or set aside for purposes of distribution with respect to each series of first-ranking preferred shares with a non-cumulative dividend issued and outstanding on that date.

1.8                                 The provisions set forth in sections 1.1 to 1.7, inclusively, as well as in this section 1.8 may be repealed, amended, deleted or increased in whole or in part by articles of amendment and by the issuance of a certificate of amendment giving effect thereto, but only after the approval of holders of first-ranking preferred shares has been obtained in the manner set forth hereinafter, in addition to all other approvals required under the Companies Act.

For all matters mentioned hereinabove, the approval of holders of first-ranking preferred shares may be given by resolution adopted by at least two-thirds (2/3) of the votes cast by or on behalf of holders of first-ranking preferred shares at a meeting of such shareholders duly constituted to consider the subject matter of such resolutions, on the basis of one vote per first-ranking preferred share held in the share capital of the Company, or by a resolution signed by all the holders of first-ranking preferred shares.

If the repeal, amendment, deletion or increase of the provisions set forth hereinabove affects the rights of holders of a series of first-ranking preferred shares in a manner that differs from the manner in which the rights of holders of first-ranking preferred shares of any other series are affected, such repeal, amendment, deletion or increase shall, in addition to requiring the approval of the holders of first-ranking preferred shares in the manner set forth hereinabove, require the approval of holders of first-ranking preferred shares of the series so affected; in such a case, the provisions of section 1.8 hereof shall apply, mutatis mutandis, to such approval.

Notwithstanding any contrary provision hereof, the Company may from time to time, subject to the approval of the holders of first-ranking preferred shares of the series to be affected and subject to the provisions of the Companies Act (but without having to obtain the approval of holders of second-ranking preferred shares, holders of multiple voting shares, holders of subordinate voting shares or holders of shares ranking after the first-ranking preferred shares), amend any provision relating to such series of first-ranking preferred shares.

Such approval may be given by resolution adopted by at least two-thirds (2/3) of the votes cast by holders of first-ranking preferred shares of the said series. The meeting shall be held in accordance with the terms and conditions of this section 1.8 which shall apply, mutatis mutandis.

Any meeting of shareholders at which holders of first-ranking preferred shares are required or entitled to vote pursuant to the Companies Act shall, except where the articles of the Company stipulate otherwise, be called and held in accordance with the by-laws of the Company. If a quorum is not present at a meeting within a half hour after the time set for the meeting, the meeting shall be adjourned to a subsequent date which is at least 15 days later, at such time and place as the chairman of the meeting may determine. A notice of at least 7 days shall be given as regards the adjourned meeting, but the purpose of the original meeting need not be set out in the notice. At the adjourned meeting, holders of first-ranking preferred shares who are present or represented by proxy may transact the business for which the original meeting had been called.

2.             SECOND-RANKING PREFERRED SHARES

As a class, the no par value second-ranking preferred shares (hereinafter referred to as the “second-ranking preferred shares”), shall have the following rights, privileges, conditions and restrictions:

2.1                                 The second-ranking preferred shares may be issued in one or more series, with each series having such designation and such number of second-ranking preferred shares as may be determined by the board of directors of the Company prior to their issuance.

2.2                                 As a class, the second-ranking preferred shares shall rank below the first-ranking preferred shares as regards the payment of dividends and the distribution of property upon the dissolution or winding-up of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs and they shall be subordinated in every respect to the rights, privileges, conditions and restrictions attaching to the first-ranking preferred shares, as a class, and to each series of first-ranking preferred shares.

2.3                                 Subject to the following provisions and subject to the provisions of the Companies Act, the board of directors of the Company shall, prior to the issuance of the second-ranking preferred shares of each series, establish the rights, privileges, conditions and restrictions attaching to the second-ranking preferred shares of that series, including, without limiting the generality of the foregoing:

(i)                                     the rate, amount or method for calculating the dividends, which dividends may be fixed or variable, cumulative or non-cumulative, payable in cash, in kind or in shares of the Company, the currency or currencies for payment of the dividends if they are payable in cash, the date or dates as well as the location of payment of the dividends and the date or dates as of which such dividends shall accrue;

(ii)                                  if applicable, the right of the Company to purchase or redeem the second-ranking preferred shares of that series, as well as the purchase or redemption price or the method for calculating such price and the terms and conditions of such purchase or redemption;

(iii)                               if applicable, the right of holders of second-ranking preferred shares of that series to force the Company to purchase or redeem their shares, the purchase or redemption price or the method for calculating such price and the terms and conditions of such purchase or redemption;

(iv)                              if applicable, the provisions relating to the right of holders of second-ranking preferred shares of that series to offer their shares for sale to the Company and to force the Company to effect the purchase; and

(v)                                 if applicable, the right to convert or exchange second-ranking preferred shares;

the whole, subject to the articles of amendment establishing the rights, privileges, conditions and restrictions attaching to the second-ranking preferred shares of that series and subject to the issuance of a certificate of amendment giving effect thereto.

2.4                                 As regards the payment of dividends, the second-ranking preferred shares shall have priority over the multiple voting shares, the subordinate voting shares and the other classes of shares ranking after the second-ranking preferred shares and no dividend (except for a dividend payable in multiple voting shares, subordinate voting shares or shares of another class of shares ranking after the second-ranking preferred shares of the Company) shall be declared, paid or set aside for payment on the multiple voting shares, the subordinate voting shares or the shares of another class of shares of the Company ranking after the second-ranking preferred shares, and the Company shall not purchase or call for redemption a number of second-ranking preferred shares which is lower than the total number of second-ranking preferred shares then outstanding, multiple voting shares, subordinate voting shares and any other class of shares of the Company ranking after the second-ranking preferred shares, (i) unless, on the date such purchase or call for redemption is declared, all cumulative dividends, including the dividend for the most recent complete period for which such cumulative dividends are payable, have been declared and paid or set aside for payment to each series of second-ranking preferred shares with a cumulative dividend then issued and outstanding and, (ii) unless all declared and unpaid non-cumulative dividends have been paid or set aside for payment to each series of second-ranking preferred shares with a non-cumulative dividend then issued and outstanding.

2.5                                 Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, holders of second-ranking preferred shares shall have the right to receive the following before any amount is paid or any assets of the Company are distributed to the holders of multiple voting shares, the holders of subordinate voting shares or the holders of any other class of shares of the Company ranking after the second-ranking preferred shares,

(i)                                     the amount of the Company’s stated capital account for the said second-ranking preferred shares as well as, with respect to second-ranking preferred shares with a cumulative dividend, all unpaid cumulative dividends (which dividends shall, for such purposes, be calculated as if such dividends had accrued from day to day since the expiry of the most recent period for which cumulative dividends were paid up to and including the distribution date) and, with respect to second-ranking preferred shares with a non-cumulative dividend, all declared and unpaid non-cumulative dividends,

(ii)                                  if the dissolution, winding-up or distribution is carried out voluntarily, an additional amount equal to the premium, if any, which would have been payable upon the redemption of such second-ranking preferred shares if the Company had called for their redemption on the distribution date or, if the said second-ranking preferred shares could not have been redeemed on that date, an additional amount equal to the highest premium, if any, which could have been paid upon the redemption of such second-ranking preferred shares.

Once the amounts so payable to holders of second-ranking preferred shares have been paid to them, such holders shall not have the right to participate in any other distribution of the Company’s assets.

2.6                                 The second-ranking preferred shares of each series shall rank equally with the second-ranking preferred shares of all other series as regards the payment of dividends and the distribution of assets upon the dissolution or winding-up of the Company or upon any other distribution of the Company’s property among its shareholders with a view to winding-up its affairs, provided, however, that if the assets are insufficient to fully pay all amounts owed on all the second-ranking preferred shares, the assets shall be distributed pro rata among the holders of second-ranking preferred shares then outstanding, in accordance with their respective rights, first for the repayment of the amount of the Company’s stated capital account for the second-ranking preferred shares of each series and for the payment of the premium on capital, if applicable, then for the payment of accrued but unpaid cumulative dividends and declared but unpaid non-cumulative dividends.

2.7                                 Save as specifically provided for hereinbelow or as provided for in the Companies Act, holders of second-ranking preferred shares shall not be entitled to receive notices of meetings of shareholders of the Company, attend same or vote thereat.

2.8                                 Unless the holders of second-ranking preferred shares, acting as a class, provide their prior approval in accordance with the following terms and conditions (in addition to the approvals which may be required under the Companies Act), the Company shall not: (i) create or issue shares ranking prior to the second-ranking preferred shares, nor (ii) create or issue any new series of second-ranking preferred shares or shares ranking equally with the second-ranking preferred shares, except if, on the date of the creation or issuance, all the cumulative dividends, including the dividend for the most recently elapsed period for which such cumulative dividends are payable, have been declared or paid or set aside for purposes of distribution with respect to each series of second-ranking preferred shares with a cumulative dividend issued and outstanding on that date, or if all declared but unpaid non-cumulative dividends have been paid or set aside for purposes of distribution with respect to each series of second-ranking preferred shares with a non-cumulative dividend issued and outstanding on that date.

2.9                                 The provisions set forth in sections 2.1 to 2.8, inclusively, as well as in this section 2.9 may be repealed, amended, deleted or increased in whole or in part by articles of amendment and by the issuance of a certificate of amendment giving effect thereto, but only after the approval of holders of second-ranking preferred shares has been obtained in the manner set forth hereinafter, in addition to all other approvals required under the Companies Act.

For all matters mentioned hereinabove, the approval of holders of second-ranking preferred shares may be given by resolution adopted by at least two-thirds (2/3) of the votes cast by or on behalf of holders of second-ranking preferred shares at a meeting of such shareholders duly constituted to consider the subject matter of such resolutions, on the basis of one vote per second-ranking preferred share held in the share capital of the Company.

If the repeal, amendment, deletion or increase of the provisions set forth hereinabove affects the rights of holders of a series of second-ranking preferred shares in a manner that differs from the manner in which the rights of holders of second-ranking preferred shares of any other series are affected, such repeal, amendment, deletion or increase shall, in addition to requiring the approval of the holders of second-ranking preferred shares in the manner set forth hereinabove, require the approval of holders of second-ranking preferred shares of the series so affected; in such a case, the provisions of this section 2.9 shall apply, mutatis mutandis, to such approval.

Notwithstanding any contrary provision hereof, the Company may from time to time, subject to the approval of the holders of second-ranking preferred shares of the series to be affected and subject to the provisions of the Companies Act (but without having to obtain the approval of holders of multiple voting shares, holders of subordinate voting shares or holders of shares ranking after the second-ranking preferred shares), amend any provision relating to such series of second-ranking preferred shares.

Such approval may be given by resolution adopted by at least two-thirds (2/3) of the votes cast by holders of second-ranking preferred shares of the said series. The meeting shall be held in accordance with the terms and conditions of this section 2.9 which shall apply, mutatis mutandis.

Any meeting of shareholders at which holders of second-ranking preferred shares are required or entitled to vote pursuant to the Companies Act shall, except where the articles of the Company stipulate otherwise, be called and held in accordance with the by-laws of the Company. If a quorum is not present at a meeting within a half hour after the time set for the meeting, the meeting shall be adjourned to a subsequent date which is at least 15 days later, at such time and place as the chairman of the meeting may determine. A notice of at least 7 days shall be given as regards the adjourned meeting, but the purpose of the original meeting need not be set out in the notice. At the adjourned meeting, holders of second-ranking preferred shares who are present or represented by proxy may transact the business for which the original meeting had been called.

3.                                      MULTIPLE VOTING SHARES AND SUBORDINATE VOTING SHARES

3.1                                 As classes, the no par value multiple voting shares and subordinate voting shares shall have the following rights, privileges, conditions and restrictions.

3.2                                 Subject to the rights, privileges, conditions and restrictions attaching to the first-ranking preferred shares and the second-ranking preferred shares, the multiple voting shares and the subordinate voting shares shall have the right to participate equally in the property, profits and surplus assets of the Company and, to this end, to receive all dividends declared by the company.

3.3                                 No split or reorganization of the multiple voting shares or the subordinate voting shares may take place unless, at the same time, the subordinate voting shares or the multiple voting shares, as the case may be, are split or reorganized in the same manner.

3.4                                 Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, holders of multiple voting shares and holders of subordinate voting shares shall have the right to share equally in the remaining property of the Company, subject, however, to the rights, privileges, conditions and restrictions applicable to holders of first-ranking preferred shares and holders of second-ranking preferred shares.

3.5                                 Except for an issuance of multiple voting shares resulting from the conversion of subordinate voting shares, in accordance with this Article 3, any issuance of multiple voting shares shall require the approval of the holders of multiple voting shares, subject to the approval of the regulatory authorities. Such approval shall be given by resolution adopted by at least a majority of the votes cast by holders of multiple voting shares at a meeting of such holders or by a resolution signed by all the holders of multiple voting shares.

Any meeting of shareholders at which holders of multiple voting shares are required to vote pursuant to the Companies Act shall, except where the articles of the Company stipulate otherwise, be called and held in accordance with the by-laws of the Company. If a quorum is not present at a meeting within a half hour after the time set for the meeting, the meeting shall be adjourned to a subsequent date which is at least 15 days later, at such time and place as the chairman of the meeting may determine. A notice of at least 7 days shall be given as regards the adjourned meeting, but the purpose of the original meeting need not be set out in the notice. At the adjourned meeting, holders of multiple voting shares who are present or represented by proxy may transact the business for which the original meeting had been called.

3.6                                 Unless the context otherwise requires, the following terms shall have the following meaning for purposes of this Article

3.6.1                                                                        “Affiliate” of any designated person shall mean any other person who, directly or indirectly, controls such designated person or is controlled by such designated person or is under the same direct or indirect control; for purposes of this definition, “control”, when used in connection with any designated person, shall mean the power to directly or indirectly manage the administration and affairs of the said person, whether through the right of ownership of voting securities, by contract or otherwise; the word “controlled” shall have the corresponding meaning.

3.6.2                                                                        “Transfer Agent” shall mean the transfer agent or agents for the multiple voting shares and the subordinate voting shares who holds or hold such position at any time whatsoever.

3.6.3                                                                        “Bid Date”, with respect to any Bid, shall mean the date on which a Bid is made.

3.6.4                                                                        “Majority Holder” shall mean, on any given date, one or more of the following persons, namely Les Développements Orano Inc., Alain Bouchard, Richard Fortin, Jacques D’Amours and Réal Plourde and their children, spouses and descendants now born or to be born, if, on such date, one or more the said individuals or a trust patrimony (over which one or more of them has de facto control by contract or otherwise) are the direct or indirect beneficial owners, in any manner whatsoever (including, without limiting the generality of the foregoing, by way of intermediary corporations or trusts, by way of executor, administrator or legal representative or otherwise), of such number of outstanding shares of the Company of any class whatsoever allowing them, on that date, to exercise more than 50% of the voting rights attaching to the outstanding shares of all classes of shares of the Company conferring the right to vote on that date.

Every document or certificate to be signed by the Majority Holder for purposes of this Article shall be properly signed if it is signed either by Alain Bouchard, Richard Fortin, Jacques D’Amours or Réal Plourde or, failing same, by one of their duly authorized representatives.

3.6.5                                                                        “Bid” shall mean an offer for the multiple voting shares which, were it made to holders residing in Québec, would be a take-over bid, a securities exchange take-over bid or an issuer bid (within the meaning of the Securities Act (Québec) as currently in force or as subsequently amended or enacted once again), provided, however, that a Bid shall not include an Exempt Bid.

3.6.6                                                                        “Exempt Bid” shall mean:

(a)                                  a bid made in accordance with section 123 of the Securities Act (Québec), as amended from time to time;

(b)                                 an identical bid (as regards the price per share and the percentage of outstanding multiple voting shares to be acquired, excluding the shares held immediately before the bid by the offeror or any associate of the offeror, and as regards all other material characteristics) made concurrently in order to acquire the subordinate voting shares, said bid not being subject to any condition other than the right not to take up and pay for the shares tendered if no shares are acquired under the Bid for the multiple voting shares; or

(c)                                  a bid made by an offeror in the cases contemplated in section 119 of the Securities Act (Québec) or equivalent cases contemplated in any provision amending such section, provided, however, that a bid made to holders of multiple voting shares through the facilities of a stock exchange recognized by the Commission des valeurs mobilières du Québec and made in accordance with the rules of that stock exchange shall be made at the same time, at same price and upon the same conditions to all holders of subordinate voting shares in order to be an Exempt Bid; in order to determine whether the price offered to holders of multiple voting shares exceeds the variation margin permitted by the Securities Act (Québec), the average market price of the multiple voting shares shall be presumed to be equal to that of the subordinate voting shares.

3.7                                 Notwithstanding any other provision of this Article 3, if the Majority Holder ceases to be the Majority Holder, all subordinate voting shares shall immediately be converted into multiple voting shares in the manner provided for in sections 3.10 and 3.11 hereof. In addition to the certificate required pursuant to the provisions of section 3.8 hereof, the Majority Holder shall provide to the Transfer Agent in Québec (i) a copy of each insider report which he must file in accordance with the provisions of the Securities Act (Québec) and (ii) on the day he ceases to be the Majority Holder, a certificate stating that he is no longer the Majority Holder.

3.8                                 With respect to the provisions of this Article 3, the Majority Holder shall provide to the Company’s Transfer Agent in Québec for the subordinate voting shares a certificate addressed to the said Transfer Agent, between December 1st and 31st of each year, beginning in 1994, which certificate shall state that the Majority Holder is then the beneficial owner of such number of outstanding shares of the Company of any class whatsoever allowing him to exercise more than 50% of the voting rights attaching to the outstanding shares of all classes of shares of the Company conferring the right to vote and setting forth the details of the manner in which such shares are held. If, by December 31st of any given year, the said Transfer Agent has not received such certificate, it shall give a written notice to the Majority Holder informing him of such fact and advising him that if he does not provide such a certificate within sixty (60) days following delivery of the notice, the provisions of Article 3 shall apply.

3.9                                 If (i) at any time when the Majority Holder is required to provide the certificate required pursuant to the provisions of section 3.8 hereof, the Majority Holder is unable to do so because the facts to be certified therein cannot be certified truthfully, or (ii) after the expiry of the time limit provided for in section 3.8, the Majority Holder fails to provide the said certificate, or (iii) the Transfer Agent in Québec determines, following its review of the Majority Holder’s insider reports and the Company’s securities register, that the Majority Holder is no longer the Majority Holder, or (iv) the Transfer Agent in Québec receives from the Majority Holder the certificate referred to in paragraph (ii) of the last sentence of section 3.7 hereof certifying that he is no longer the Majority Holder, then, immediately following the occurrence of one of these events, all the subordinate voting shares shall immediately be converted into multiple voting shares and the Transfer Agent and the Company shall then be bound by the provisions of section 3.10 and 3.11 hereof.

3.10                           The Transfer Agent shall, at the Company’s expense, send or have sent to all registered holders of subordinate voting shares, at their respective addresses as set out in the Company’s register of transfers, a notice to the effect that all subordinate voting shares have been converted into multiple voting shares on a one-for-one basis and that the certificates representing the subordinate voting shares may be sent to the Transfer Agent who will issue certificates representing a corresponding number of multiple voting shares, the whole without cost to the holder, except for any taxes which may be payable; however, the failure by a holder of subordinate voting shares to surrender his certificate or certificates representing his subordinate voting shares shall not have the effect of limiting his rights as of the conversion date to be treated as a holder of multiple voting shares.

3.11                           The Company shall immediately take all necessary measures to ensure that all the multiple voting shares are listed for trading on each of the stock exchanges on which the subordinate voting shares are then listed for trading if the Company then satisfies the listing conditions of the said stock exchange.

3.12                           The subordinate voting shares converted into multiple voting shares pursuant to section 3.7 shall become issued multiple voting shares.

3.13                           Except in the case of an Exempt Bid and subject to the provisions of the following sections, if a Bid is made, each subordinate voting share shall, as of the Bid Date and at the option of the holder thereof, become convertible into one multiple voting share, but only for the purpose of allowing the holder to accept the Bid.

3.14                           The right set out in section 3.13 to convert the subordinate voting shares may be exercised by written notice sent to the Transfer Agent for the subordinate voting shares at any office of the Transfer Agent at which the transfers of subordinate voting shares may be effected and such notice shall be sent together with the certificate or certificates representing the subordinate voting shares in respect whereof the holder wishes to accept the Bid; the notice shall be signed by the holder or his representative and shall specify the number of subordinate voting shares the holder wishes to convert into multiple voting shares for purposes of the Bid; if only part of the subordinate voting shares represented by the certificate or certificates accompanying the notice is to be converted, the holder shall be entitled to receive, at the Company’s expense, a new certificate representing the subordinate voting shares which were included in the certificate or certificates sent, as previously mentioned, and which are not to be converted. The signing and delivery, in good and due form, to the Transfer Agent by a holder of subordinate voting shares of any acceptance form provided with the Bid, together with the certificate or certificates representing the said shares, shall be considered to be a delivery by the said holder to the Transfer Agent of the notice of conversion.

3.15                           The fact that a holder of subordinate voting shares gives the notice of conversion provided for in section 3.14 shall make the Transfer Agent the mandatary of such holder for purposes of the Bid and for the purpose of taking all steps to complete the acceptance of the Bid on behalf of the said holder.

3.16                           Upon the conversion of subordinate voting shares by a holder under section 3.13, the Company shall ensure that the Transfer Agent issues a certificate in the name of the said Transfer Agent representing the multiple voting shares resulting from the said conversion.

3.17                           The right of a holder of subordinate voting shares to convert his shares into multiple voting shares under section 3.13 shall be presumed to have been exercised and the holder of subordinate voting shares to be converted shall be deemed to have become a holder of multiple voting shares for purposes of the Bid on the date or dates of delivery of the certificate or certificates representing the subordinate voting shares to be converted together with the written notice referred to in section 3.14, the whole notwithstanding any delay in the issuance of the certificate or certificates representing the multiple voting shares into which the said subordinate voting shares were converted for purposes of the Bid and subject to the other provisions of this Article 3.

3.18                           After the issuance of a share certificate for multiple voting shares in the name of the Transfer Agent, as mandatary of a given holder, as provided for in section 3.16, the Transfer Agent, acting in its own discretion or pursuant to written instructions from the holder, as the case may be, shall take the necessary measures to complete the acceptance of the Bid on behalf of the said holder, including depositing the said certificate and all other required documents with the depositary under the Bid. In this regard, the Transfer Agent shall have discretion to insert a legend on the share certificate or attach a written notice thereto to the effect that the multiple voting shares represented by the certificate are subject to certain restrictions and conditions, namely those set forth respectively in sections 3.19, 3.20 and 3.21 hereinbelow.

3.19                           Notwithstanding the provisions of sections 3.13 to 3.18 hereinabove, if, before the expiry date of a Bid, less than 50% of the multiple voting shares outstanding immediately before the Bid, other than the multiple voting shares held by the offeror or any associate of the offeror, are tendered in accordance with the Bid,

(a)                                  the right of conversion set forth in section 3.13 shall be deemed never to have arisen;

(b)                                 from then on the Transfer Agent shall cease to be the mandatary of the holders of subordinate voting shares for purposes of accepting the Bid;

(c)                                  the subordinate voting shares converted into multiple voting shares on that date or prior thereto shall be deemed presumed to have been so converted and to always have been subordinate voting shares, including the shares taken up and paid for by the offeror under the terms of the Bid; and

(d)                                 the Transfer Agent shall take the necessary steps so that each holder of subordinate voting shares presumed never to have been converted receives one or more certificates representing these subordinate voting shares and it shall make the necessary entries in the Company’s register in order to give effect to the foregoing.

3.20                           With respect to any Bid, if, for any reason whatsoever, the offeror does not take up the shares contemplated by the Bid and pay the price thereof, or if the offeror takes up less than the total number of shares tendered for purposes of acceptance of the Bid and only pays for this lesser number of shares, then, notwithstanding the provisions of sections 3.13 to 3.18:

(a)                                  the subordinate voting shares which had been converted into multiple voting shares for purposes of the Bid and which were not taken up and paid for shall be presumed never to have been converted into multiple voting shares and to always have been subordinate voting shares; and

(b)                                 the Transfer Agent shall take the necessary steps so that each holder of subordinate voting shares presumed never to have been so converted receives one or more certificates representing these subordinate voting shares and it shall make the necessary entries in the Company’s register in order to give effect to the foregoing.

3.21                           With respect to any Bid, the multiple voting shares resulting from the conversion of subordinate voting shares for purposes of accepting the Bid shall confer upon their holders only one vote per share, notwithstanding the provisions of section 3.34, and they shall be presumed to be subordinate voting shares, notwithstanding the conversion, as regards the right of the holders thereof to receive any dividends paid on the shares of the Company, the whole until the date on which the offeror shall have taken up and paid for the said multiple voting shares under the terms of the Bid or, if applicable, after such date as regards subordinate voting shares taken up and paid for, but to which the provisions of section 3.19 apply.

3.22                           Every payment of the price of the shares made by an offeror under a Bid and received by the Transfer Agent in its capacity as mandatary of the holders of subordinate voting shares shall be paid by the Transfer Agent to each of these holders in accordance with the number of subordinate voting shares which were held by the holder immediately before the conversion and which were so paid for.

3.23                           A holder of subordinate voting shares shall have the right to give the Transfer Agent, acting as the holder’s mandatary, written instructions as regards the exercise of any of the holder’s rights under the Bid, including the right to withdraw securities deposited in response to the Bid, if applicable, and the right to accept or refuse any subsequent Bid made after an initial Bid has been made.

3.24                           The Company shall assume all charges and expenses incurred by the Transfer Agent in carrying out the foregoing provisions.

3.25                           As soon as possible after the Bid Date, the Transfer Agent shall give a written notice to holders of subordinate voting shares (and to holders of securities of the Company convertible into subordinate voting shares, exchangeable for subordinate voting shares or conferring the right to purchase subordinate voting shares) setting out the substance of the provisions contained in sections 3.13 to 3.24, which notice shall be sent together with all other documents or forms which the Company or the Transfer Agent deems, in its discretion, useful or necessary in order to allow holders of subordinate voting shares to exercise their rights under these sections.

3.26                           The subordinate voting shares converted into multiple voting shares, except those presumed never to have been converted pursuant to sections 3.19, 3.20 and 3.21, shall become issued multiple voting shares.

3.27                           Each issued and outstanding multiple voting share may, at any time and at the option of the holder thereof, be converted into one subordinate voting share; this conversion right shall be exercised in the manner provided for in section 3.14, mutatis mutandis, and the multiple voting shares converted into subordinate voting shares shall become issued subordinate voting shares.

3.28                           Upon the conversion of multiple voting shares under section 3.27, the certificate or certificates representing the subordinate voting shares resulting from the conversion shall be issued in the name of the holder of the multiple voting shares so converted or in such name as the said holder may indicate in writing (either in the notice referred to in section 3.14 or otherwise), provided that the holder shall pay any transfer tax which may apply.

3.29                           The right of a holder of multiple voting shares to convert his shares into subordinate voting shares under section 3.27 shall be presumed to have been exercised and the holder of multiple voting shares to be converted (or any person or persons in whose name the said holder of multiple voting shares shall have given instructions to issue a certificate or certificates representing the subordinate voting shares to be issued as provided for in section 3.28) shall be deemed to have become a holder of subordinate voting shares of the Company for all purposes on the date or dates of delivery of the certificate or certificates representing the multiple voting shares to be converted together with the written notice referred to in section 3.14, the whole notwithstanding any delay in the delivery of the certificate or certificates representing the subordinate voting shares into which the said multiple voting shares have been converted.

3.30                           Upon a conversion of multiple voting shares into subordinate voting shares under section 3.27 and upon a conversion of subordinate voting shares into multiple voting shares under section 3.7 or 3.13, the number of outstanding shares belonging to the class of shares delivered for conversion shall consequently be reduced on the basis of the number of shares delivered for conversion, and the number of outstanding shares belonging to the other class shall consequently be increased on the basis of the number of shares issued upon the conversion.

3.31                           Subject to section 3.32, any amendment to the articles of the Company in order to modify the rights, privileges, conditions and restrictions attaching to the multiple voting shares or the subordinate voting shares shall require an approval by resolution adopted by at least two thirds (2/3) of the votes cast at a meeting of holders of multiple voting shares and holders of subordinate voting shares held for such purpose, or by a resolution signed by all the holders of multiple voting shares and all the holders of subordinate voting shares.

3.32                           If the holders of multiple voting shares, as a class, or the holders of subordinate voting shares, as a class, are affected in a manner or to an extent that differs from the effect on the other class of shares, the amendment shall, in addition, be authorized by a resolution adopted by at least two thirds (2/3) of the votes cast at a meeting of the holders of the class so affected or by a resolution signed by all the holders of the class so affected; this meeting may be held concurrently with the meeting contemplated in section 3.31.

3.33                           The formalities relating to the holding of meetings of holders of multiple voting shares and holders of subordinate voting shares shall be those set forth in section 3.5 hereof.

3.34                           Holders of multiple voting shares and holders of subordinate voting shares shall be entitled to receive notices of every meeting of shareholders of the Company, attend same and vote thereat, except for meetings at which only holders of a given class or series are entitled to vote; the multiple voting shares shall confer ten (10) votes per share and the subordinate voting shares shall confer one (1) vote per share. Notwithstanding the foregoing, the multiple voting shares and the subordinate voting shares shall confer only one (1) vote per share with respect to any of the following matters:

(i)                                     the amalgamation of the Company with any legal person other than one or more of its wholly-owned subsidiaries;

(ii)                                  the sale, lease, transfer or other alienation or disposition of all or substantially all of the Company’s property for the benefit of any legal person whomsoever, except if carried out in the ordinary course of business or for the benefit of one or more of its wholly-owned subsidiaries;

(iii)                               the winding-up, dissolution or voluntary distribution of its property among its shareholders with a view to winding-up its affairs.

3.35                           Save for the restrictions set forth in this Article 3, each multiple voting share and each subordinate voting share shall have the same rights,

privileges, conditions and restrictions and be equal in all respects and they shall be treated by the Company as if they were shares of only one class.

Government of Québec	CERTIFICATE OF AMALGAMATION
Inspector General	Companies Act
of Financial Institutions	(R.S.Q., c. C-38)

Part IA

I hereby certify that the companies referred to in the articles of amalgamation annexed hereto were amalgamated, pursuant to Part IA of the Companies Act, and became one company under the corporate name

ACTIDEV INC.

as set forth in these articles.

1988 05 01

2551-3292

[Signed] Jean-Marie Bouchard

Inspector General of Financial Institutions

Government of Québec	CERTIFICATE OF REGISTRATION
Inspector General	Companies Act
of Financial Institutions	(R.S.Q., c. C-38)

Part IA

I hereby certify that the copy annexed hereto is an authentic copy of an original document relating to

ACTIDEV INC.

and that this copy was registered on 1988 04 28 in volume S-1415, folio 2

2551-3292

[Signed] Jean-Marie Bouchard

Inspector General of Financial Institutions

Government of Québec
Inspector General	Form 6
of Financial Institutions	ARTICLES OF AMALGAMATION
Companies Act
Part 1A

1	Corporate name or registration number of the company resulting from the amalgamation

ACTIDEV INC.

2	Judicial district in Québec where the company has its head office	3 Exact or minimum and maximum number of directors	4 Effective date if subsequent to the filing date

	Laval	Minimum: three (3)	May 1, 1988
Maximum: twenty (20)

5	Description of share capital

Schedule I annexed hereto forms an integral part of this form.

6	Restrictions on share transfers, if any

No restriction

7	Restrictions on its activities, if any

N/A

8	Other provisions

Schedule II annexed hereto forms an integral part of this form.

9	Corporate name of the amalgamating companies	Signature of an authorized director

	ACTIDEV INC.	[signed] illegible

	PROOPTIC INC.	[signed] illegible

If the space is insufficient, add a schedule

For use by the department			2551-3292

Government of Québec Filed on 1988-04-26

Inspector General of Financial Institutions

SCHEDULE I

A-            Authorized Share Capital

(a)                                  The share capital of the Company shall be comprised of an unlimited number of no par value common shares and an unlimited number of class “A”, class “B” and class “C” preferred shares, all of which may be issued in one or more series;

(b)                                 The rights, privileges, conditions and restrictions attaching to the common shares and the class “A”, class “B” and class “C” preferred shares shall be as follows:

1.                                       COMMON SHARES

Voting Rights

Each common share of the Company shall confer upon the holder thereof the right to one vote at all meetings of shareholders, except at meetings at which only the holders of shares of another class or series are entitled to vote.

Dividends

Subject to the preferential dividend rights of holders of class “A”, class “B” and class “C” preferred shares, holders of common shares shall be entitled to receive, as and when declared by the board of directors, from the funds of the Company duly applicable to the payment of dividends, dividends for an amount payable on the date that the board of directors determines.

Winding-up or Dissolution

Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, after payment to holders of the class “A”, class “B” and class “C” preferred shares or holders of any other class or series of shares ranking prior to the common shares of the amounts they are entitled to receive in such cases, the remaining property of the Company shall be paid to the holders of the common shares or distributed among them on a pro rata basis.

2.                                       CLASS “A” PREFERRED SHARES

The class “A” preferred shares, as a class, shall have the following rights, privileges, conditions and restrictions attaching thereto:

2.1           Issuance in Series

The class “A” preferred shares may be issued in series and the board of directors of the Company may, at any time, fix the number of class “A” preferred shares of each series and determine their designation and the rights, privileges, conditions and restrictions attaching thereto, including, but without limiting the foregoing, the terms and conditions of redemption (including redemption at the option of the holder) or purchase, as the case may be, subject to any limits set out in the articles of the Company.

2.2                                 Dividends

Holders of the shares of any series of class “A” preferred shares shall be entitled to receive, as and when declared by the Company’s board of directors, dividends in such amounts as are stated or may be determined in accordance with the rights, privileges, conditions and restrictions attaching to the series of which the said class “A” preferred shares are a part, the whole in preference to holders of class “B” and class “C” preferred shares, common shares and shares of any other class of shares of the Company which are subordinated to the class “A” preferred shares.

No dividend may be declared, paid or reserved for payment at any time whatsoever during any financial year of the Company, for the class “B” and class “C” preferred shares, common shares or shares of any other class of shares of the Company which are subordinated to the class “A” preferred shares, unless, during this period, the current dividend and all accumulated and unpaid dividends on all outstanding class “A” preferred shares of any series with cumulative dividends have been declared and paid or set aside for payment, and unless the dividends declared on the outstanding class “A” preferred shares of any series without cumulative dividends have been paid or set aside for payment. Holders of class “A” preferred shares of any series shall not have the right to receive any additional dividend or any dividend other than the specific preferred dividend determined with respect to the said series in the rights, privileges, conditions and restrictions attaching to the class “A” preferred shares of such series.

2.3                                 Winding-up or Dissolution

Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, holders of the class “A” preferred shares shall

2

have the right to receive, with respect to the shares of each series of class “A” preferred shares, all amounts which, pursuant to the articles of the Company, are payable on these shares as a repayment of capital, a premium and cumulative or non-cumulative dividends which have been declared and not yet paid, including all cumulative dividends, whether or not declared, the whole before any amount is paid or any property is distributed to holders of class “B” and class “C” preferred shares, common shares or shares of any other class of shares of the Company which are subordinated to the class “A” preferred shares. Once the amounts payable to holders of class “A” preferred shares pursuant to the articles of the Company have been paid to them, such holders shall no longer have a right to participate in any other distribution of the Company’s property.

2.4                                 Voting Rights

Subject to the provisions of the Companies Act (Québec) and the articles of the Company, holders of class “A” preferred shares shall not, in their capacity as such (unless otherwise specifically stipulated herein), be entitled to receive notices of meetings of shareholders of the Company, attend same or vote thereat; however, notwithstanding the foregoing, at any meeting of shareholders at which the holders of class “A” preferred shares are required to vote by law or are entitled, by law or pursuant hereto, to vote, each holder of class “A” preferred shares shall be entitled, at every meeting of holders of class “A” preferred shares, without distinction as to series, to one vote for each Canadian dollar paid with respect to each class “A” preferred share held by him.

At any meeting of holders of class “A” preferred shares of a given series, each holder shall be entitled to one vote for each class “A” preferred share of such series held by him. The formalities to be observed with respect to the sending of a notice of meeting, the conduct of the meeting as well as the quorum thereat shall be those prescribed by the by-laws of the Company for the class “A” preferred shares or, failing same, such formalities shall be those prescribed by the by-laws of the Company for meetings of holders of common shares of the Company, mutatis mutandis.

2.5                                 Amendments

The Company may, from time to time, adopt a by-law amending the articles and changing or amending the conditions attaching to the said class “A” preferred shares; however, the Company may not file articles of amendment for such purposes with the Inspector General of Financial Institutions until such by-law has been approved by at least 2/3 of the votes cast at a special general meeting of holders of the class “A” preferred shares then outstanding duly called for purposes of reviewing the said by-law and until the consent of holders of the other classes of shares prescribed by the Companies Act (Québec) has been obtained.

3

3.             CLASS “B” PREFERRED SHARES

The class “B” preferred shares, as a class, shall have the following rights, privileges, conditions and restrictions attaching thereto:

3.1                                 Issuance in Series

The class “B” preferred shares may be issued in series and the board of directors of the Company may, at any time, fix the number of class “B” preferred shares of each series and determine their designation and the rights, privileges, conditions and restrictions attaching thereto, including, but without limiting the foregoing, the terms and conditions of redemption (including redemption at the option of the holder) or purchase, as the case may be, subject to any limits set out in the articles of the Company.

3.2                                 Dividends

Holders of the shares of any series of class “B” preferred shares shall be entitled to receive, as and when declared by the Company’s board of directors, dividends in such amounts as are stated or may be determined in accordance with the rights, privileges, conditions and restrictions attaching to the series of which the said class “B” preferred shares are a part, the whole in preference to holders of class “C” preferred shares, common shares and shares of any other class of shares of the Company which are subordinated to the class “B” preferred shares.

No dividend may be declared, paid or reserved for payment at any time whatsoever during any financial year of the Company, for the class “C” preferred shares, common shares or shares of any other class of shares of the Company which are subordinated to the class “B” preferred shares, unless, during this period, the current dividend and all accumulated and unpaid dividends on all outstanding class “B” preferred shares of any series with cumulative dividends have been declared and paid or set aside for payment, and unless the dividends declared on the outstanding class “B” preferred shares of any series without cumulative dividends have been paid or set aside for payment. Holders of class “B” preferred shares of any series shall not have the right to receive any additional dividend or any dividend other than the specific preferred dividend determined with respect to the said series in the rights, privileges, conditions and restrictions attaching to the class “B” preferred shares of such series.

3.3                                 Winding-up or Dissolution

Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, holders of the class “B” preferred shares shall

4

have the right to receive, with respect to the shares of each series of class “B” preferred shares, all amounts which, pursuant to the articles of the Company, are payable on these shares as a repayment of capital, a premium and cumulative or non-cumulative dividends which have been declared and not yet paid, including all cumulative dividends, whether or not declared, the whole before any amount is paid or any property is distributed to holders of class “C” preferred shares, common shares or shares of any other class of shares of the Company which are subordinated to the class “B” preferred shares. Once the amounts payable to holders of class “B” preferred shares pursuant to the articles of the Company have been paid to them, such holders shall no longer have a right to participate in any other distribution of the Company’s property.

3.4                                 Voting Rights

Subject to the provisions of the Companies Act (Québec) and the articles of the Company, holders of class “B” preferred shares shall not, in their capacity as such (unless otherwise specifically stipulated herein), be entitled to receive notices of meetings of shareholders of the Company, attend same or vote thereat; however, notwithstanding the foregoing, at any meeting of shareholders at which the holders of class “B” preferred shares are required to vote by law or are entitled, by law or pursuant hereto, to vote, each holder of class “B” preferred shares shall be entitled to one vote for each Canadian dollar paid with respect to each class “B” preferred share held by him.

At any meeting of holders of class “B” preferred shares of a given series, each holder shall be entitled to one vote for each class “B” preferred share of such series held by him. The formalities to be observed with respect to the sending of a notice of meeting, the conduct of the meeting as well as the quorum thereat shall be those prescribed by the by-laws of the Company for the class “B” preferred shares or, failing same, such formalities shall be those prescribed by the by-laws of the Company for meetings of holders of common shares of the Company, mutatis mutandis.

3.5                                 Amendments

The Company may, from time to time, adopt a by-law amending the articles and changing or amending the conditions attaching to the said class “B” preferred shares; however, the Company may not file articles of amendment for such purposes with the Inspector General of Financial Institutions until such by-law has been approved by at least 2/3 of the votes cast at a special general meeting of holders of the class “B” preferred shares then outstanding duly called for purposes of reviewing the said by-law and until the consent of holders of the other classes of shares prescribed by the Companies Act (Québec) has been obtained.

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4.                                       CLASS “C” PREFERRED SHARES

The class “C” preferred shares, as a class, shall have the following rights, privileges, conditions and restrictions attaching thereto:

4.1           Issuance in Series

The class “C” preferred shares may be issued in series and the board of directors of the Company may, at any time, fix the number of class “C” preferred shares of each series and determine their designation and the rights, privileges, conditions and restrictions attaching thereto, including, but without limiting the foregoing, the terms and conditions of redemption (including redemption at the option of the holder) or purchase, as the case may be, subject to any limits set out in the articles of the Company.

4.2                                 Dividends

Holders of the shares of any series of class “C” preferred shares shall be entitled to receive, as and when declared by the Company’s board of directors, dividends in such amounts as are stated or may be determined in accordance with the rights, privileges, conditions and restrictions attaching to the series of which the said class “C” preferred shares are a part, the whole in preference to holders of common shares and shares of any other class of shares of the Company which are subordinated to the class “C” preferred shares.

No dividend may be declared, paid or reserved for payment at any time whatsoever during any financial year of the Company, for the common shares or shares of any other class of shares of the Company which are subordinated to the class “C” preferred shares, unless, during this period, the current dividend and all accumulated and unpaid dividends on all outstanding class “C” preferred shares of any series with cumulative dividends have been declared and paid or set aside for payment, and unless the dividends declared on the outstanding class “C” preferred shares of any series without cumulative dividends have been paid or set aside for payment. Holders of class “C” preferred shares of any series shall not have the right to receive any additional dividend or any dividend other than the specific preferred dividend determined with respect to the said series in the rights, privileges, conditions and restrictions attaching to the class “C” preferred shares of such series.

4.3                                 Winding-up or Dissolution

Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, holders of the class “C” preferred shares shall have the right to receive, with respect to the shares of each series of

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class “C” preferred shares, all amounts which, pursuant to the articles of the Company, are payable on these shares as a repayment of capital, a premium and cumulative or non-cumulative dividends which have been declared and not yet paid, including all cumulative dividends, whether or not declared, the whole before any amount is paid or any property is distributed to holders of common shares or shares of any other class of shares of the Company which are subordinated to the class “C” preferred shares. Once the amounts payable to holders of class “C” preferred shares pursuant to the articles of the Company have been paid to them, such holders shall no longer have a right to participate in any other distribution of the Company’s property.

4.4                                 Voting Rights

Subject to the provisions of the Companies Act (Québec) and the articles of the Company, holders of class “C” preferred shares shall not, in their capacity as such (unless otherwise specifically stipulated herein), be entitled to receive notices of meetings of shareholders of the Company, attend same or vote thereat; however, notwithstanding the foregoing, at any meeting of shareholders at which the holders of class “C” preferred shares are required to vote by law or are entitled, by law or pursuant hereto, to vote, each holder of class “C” preferred shares shall be entitled, at every meeting of holders of class “C” preferred shares, without distinction as to series, to one vote for each Canadian dollar paid with respect to each class “C” preferred share held by him.

At any meeting of holders of class “C” preferred shares of a given series, each holder shall be entitled to one vote for each class “C” preferred share of such series held by him. The formalities to be observed with respect to the sending of a notice of meeting, the conduct of the meeting as well as the quorum thereat shall be those prescribed by the by-laws of the Company for the class “C” preferred shares or, failing same, such formalities shall be those prescribed by the by-laws of the Company for meetings of holders of common shares of the Company, mutatis mutandis.

4.5                                 Amendments

The Company may, from time to time, adopt a by-law amending the articles and changing or amending the conditions attaching to the said class “C” preferred shares; however, the Company may not file articles of amendment for such purposes with the Inspector General of Financial Institutions until such by-law has been approved by at least 2/3 of the votes cast at a special general meeting of holders of the class “C” preferred shares then outstanding duly called for purposes of reviewing the said by-law and until the consent of holders of the other classes of shares prescribed by the Companies Act (Québec) has been obtained.

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B-            Method for Cancelling and Converting the Issued Share Capital

The method for cancelling and converting the shares issued by the amalgamating companies into issued shares of the Company shall be as follows:

(a)                                  the 1,986,000 no par value common shares of Prooptic which will be held by Actidev immediately prior to the meeting shall be cancelled at the time of the amalgamation, without repayment of the capital represented thereby;

(b)                                 the 1,254,000 no par value common shares of the share capital of Prooptic which are currently issued and outstanding (and which will not be cancelled in accordance with subparagraph (a) hereinabove), shall be converted into 1,254,000 fully paid and non-assessable no par value common shares of the Company, on the basis of one common share of the Company for each common share of Prooptic; and

(c)                                  the 4,093,548 no par value class “A” shares of the share capital of Actidev which will be issued and outstanding shall be converted into 4,093,548 fully paid and non-assessable no par value common shares of the Company, on the basis of one common share of the Company for each class “A” share of Actidev.

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SCHEDULE II

Other provisions

Without limiting, in any manner whatsoever, the powers conferred by law upon the Company and its directors, the Company’s board of directors may, from time to time, effect the following on behalf of the Company:

(a)                                  borrow upon the credit of the Company and limit or increase the amounts borrowed;

(b)                                 issue debentures or other securities of the Company and pledge or sell same for such sums and at such price as it deems expedient;

(c)                                  notwithstanding the provisions of the Civil Code of Lower Canada, hypothecate or pledge the property of the Company, whether movable or immovable, now owned or hereafter acquired, in order to secure payment of any such bonds or other securities, or give only part of such guarantee for such purposes; create the above-mentioned hypothec or pledge by trust deed, in accordance with sections 27 et seq. of the Special Corporate Powers Act (R.S.Q., c. P-16), or in any other manner;

(d)                                 hypothecate or pledge the Company’s immovables, or otherwise encumber the Company’s immovable property, or give all such guarantees, to secure the payment of sums borrowed otherwise than by the issue of bonds, as well as the payment or performance of any other debt, contract or obligation of the Company; and

(e)                                  delegate to one or more directors or officers of the Company all or part of the powers conferred by the foregoing provisions, to such extent and in such manner as the board of directors may determine at the time of such delegation.

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